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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form N-3 of our report dated February 23, 2000, relating to the financial statements and financial highlights of The Prudential Variable Contract Account - 2 which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Financial Highlights" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP



New York, New York
April 28, 2000